EXHIBIT 10.3

LETTER AMENDMENT TO AGREEMENT

This Letter Amendment to the Agreement (as defined below) (the “Letter Amendment”) effective as of August 21, 2003 (the “Letter Amendment Effective Date”), is entered into by and between IDEC PHARMACEUTICALS CORPORATION, a Delaware corporation having its principal place of business at 3030 Callan Road, San Diego, California 92121 ("IDEC") and GENENTECH, INC., a Delaware corporation having its principal place of business at 1 DNA Way, South San Francisco, California 94080 ("Genentech"), each on behalf of itself and its Affiliates.

WHEREAS, the parties to this Agreement entered into that certain “Amended and Restated Collaboration Agreement” of June 19, 2003 (the “Agreement”); and

WHEREAS, the parties wish to enter into an amendment to the Agreement in order to amend certain rights therein.

NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth it is agree by and between the parties as follows:

1.  All capitalized terms not defined in this Letter Amendment shall have the meanings given to them in the Agreement.

2.  With respect to any disputes arising under the Agreement that are to be referred to the parties respective chief executive officers in accordance with Section 17.1, notwithstanding such provision, it is understood and agreed that such disputes shall instead be referred to William H. Rastetter (on behalf of IDEC or its successor) and Arthur D. Levinson (on behalf of Genentech or its successor), in each case, for so long as such person remains in the employment of such party (or its successor).

3.  This Letter Amendment may be terminated by either party at any time prior to the expiration of the Agreement, which termination shall be effective upon receipt of such notice by the other party.

4.  Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Letter Amendment may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This Letter Amendment shall be governed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties have executed this Letter Amendment in duplicate originals by their proper officers as of the date and year first above written.

IDEC PHARMACEUTICALS CORPORATION		GENENTECH, INC.

By:	/s/ WILLIAM H. RASTETTER	By:	/s/ ARTHUR D. LEVINSON
	William H. Rastetter Title: Chairman and CEO		Arthur D. Levinson Title: Chairman and CEO